Exhibit 10.1

Execution Version

SECURITY AGREEMENT

Dated as of May 16, 2024

by and between

SDI SL BORROWING - 1, LLC,

as the Grantor,

and

SOLUNA2 SLC FUND II PROJECT HOLDCO LLC,
as the Lender

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of May 16, 2024, is made by and between SDI SL BORROWING - 1, LLC, a Nevada limited liability company (together with its permitted successors and assigns, the “Grantor”), and SOLUNA2 SLC FUND II PROJECT HOLDCO LLC (the “Lender”).

R E C I T A L S:

A. Pursuant to that certain Equipment Loan Agreement, dated as of the date hereof (as amended, amended and restated, modified or supplemented from time to time, the “Equipment Loan Agreement”), between the Grantor and the Lender, the Lender has agreed to extend credit to the Grantor in the amounts specified and on the terms and subject to the conditions set forth therein.

B. It is a requirement under the Equipment Loan Agreement that the Grantor shall have authorized, executed and delivered this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Grantor hereby agrees with the Lender as follows:

ARTICLE I
DEFINITIONS

Section 1.01 Certain Defined Terms.

(a) Each capitalized term used and not otherwise defined herein shall have the meaning assigned to such term (whether directly or by reference to another agreement or document) in Section 1 of the Equipment Loan Agreement as in effect on the date hereof (or as modified with the consent of the Lender). The Rules of Construction set forth in Section 1 of the Equipment Loan Agreement are hereby incorporated by reference as if fully set forth herein.

(b) The terms “Equipment”, “Instrument”, and “Proceeds” have the respective meanings ascribed thereto in Article 9 of the UCC; provided, that where applicable the term “Equipment” will have the meaning set forth in the Equipment Loan Agreement.

(c) In addition to the terms defined in the Equipment Loan Agreement, the preamble and the recitals, the following terms shall have the following respective meanings:

“Agreement” has the meaning assigned to that term in the Preamble.

“Collateral” has the meaning assigned to that term in Section 2.01.

“Credit Obligations” shall mean all present and future liabilities, obligations and indebtedness of the Grantor to the Lender, including under or in connection with (a) the Equipment Loan Agreement, the Note or any other Credit Document, including obligations in respect of principal, interest, fees, charges, indemnitees and expenses from time to time owing hereunder or under any other Credit Document, whether due before or after any bankruptcy proceedings with respect to the Grantor and whether or not allowed as a claim in such proceedings and (b) any trade payables owing by the Grantor to the Lender.

“Equipment Loan Agreement” has the meaning assigned to that term in the Recitals.

“Equipment Supply Agreements” means agreements entered into by Grantor from time to time for the purchase of Equipment with the proceeds of the Loans as set forth in a Borrowing Request.

“Excluded Collateral” shall mean any lease, contract, or agreement to which Grantor is a party, or any of its rights or interests thereunder, if and only to the extent that the grant of a security interest hereunder: (i) is prohibited by, or a violation of, any law, rule, or regulation applicable to Grantor; or (ii) shall constitute, or result in (x) a breach of any term or provision of, or the termination of or a default under the terms of, such lease, contract, or agreement or (y) the abandonment, invalidation or unenforceability of any right, title or interest of Grantor therein (other than to the extent that any such law, rule, regulation, term, or provision would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, or 9-409 of the UCC of any relevant jurisdiction or any other applicable law (including any debtor relief law or principle of equity)); provided that the Collateral shall include (and such security interest shall attach and the definition of Excluded Collateral shall not then include), (1) immediately at such time as the contractual or legal provisions referred to above shall no longer be applicable and to the extent severable, (2) immediately any portion of such lease, contract, or agreement not subject to the provisions specified in clauses (i) or (ii) and (3) at all times all Proceeds of any Excluded Collateral (other than any Proceeds that themselves constitute Excluded Collateral).

“Grantor” has the meaning assigned to that term in the Preamble.

“Lender” has the meaning assigned to that term in the Preamble.

“Project Release” has the meaning assigned to that term in Section 2.09.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time or, by reason of mandatory application, any other applicable jurisdiction.

ARTICLE II
THE COLLATERAL

Section 2.01 Grant of Collateral. As collateral security for the performance and prompt payment in full when due (whether at stated maturity, upon acceleration, upon any optional or mandatory prepayment or otherwise) of the Credit Obligations, the Grantor hereby pledges and grants to the Lender, a perfected security interest (subject to no other liens created by Grantor, except Permitted Exceptions and liens in favor of Lender under the Security Documents) in all of the Grantor’s right, title and interest in, to and under the following property and assets, whether now owned or in the future acquired by the Grantor and whether now existing or in the future coming into existence (all of the property and assets described in this Article II, collectively, the “Collateral”):

(a) the specific items of Equipment to be purchased from time to time for Projects, pursuant to the Equipment Supply Agreements, with the proceeds of the Loans, as set forth in a Borrowing Request and any replacement Equipment therefor;

(b) Grantor’s right, title and interest in the Equipment Supply Agreements entered into by Grantor from time to time; and

(c) all Proceeds, including insurance proceeds, of the items of Collateral described or referred to in Sections 2.01(a) and (b);

provided that, in no event shall the Collateral include (x) any right, title or interest in any of the items set forth in Section 2.01(a) through (c) above which have been released from the liens created hereunder pursuant to Section 2.09 or (y) any Excluded Collateral.

Section 2.02 Perfection. Concurrently with the authorization, execution and delivery of this Agreement, the Grantor shall file, or cause to be filed, such financing statements and other documents in such offices as is necessary, or as the Lender may reasonably request, and properly identify the collateral, to perfect the security interests granted by Section 2.01 of this Agreement. Grantor hereby authorizes Lender to file any such financing statements on its behalf as well as, at any time and from time to time, any UCC financing statements, continuation statements and amendments thereto that describe the Collateral and contain any information required by the UCC or the applicable filing office with respect to any such UCC financing statement, continuation statement or amendment thereof, as Lender deems reasonably necessary to perfect its security interest in the Collateral.

Section 2.03 Delivery and Other Perfection. The Grantor shall:

(a) give, execute, deliver, file, record, or authorize all such financing statements and notices or use commercially reasonably efforts to obtain all such instruments, documents, agreements or consents or other papers as reasonably requested by the Lender to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Lender to exercise and enforce its rights hereunder with respect to such pledge and security interest;

(b) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Lender may reasonably require in order to reflect the security interests granted by this Agreement;

(c) forward copies of any material written notices or communications received by the Grantor with respect to the Collateral, all at such times and in such manner as the Lender may reasonably require; and

(d) execute and deliver and cause to be filed, such continuation statements, and do such other acts and things, as may be necessary to maintain the perfection of the security interest granted pursuant hereto.

Section 2.04 Other Financing Statements and Liens. Without the written consent of the Lender, the Grantor shall not file or authorize to be filed, in any jurisdiction, any financing statement, amendment or modification thereto or like instrument or termination thereof with respect to any of the Collateral in which the Lender is not named as the sole secured party, except for (x) liens in favor of Lender under the Security Documents, and (y) Permitted Exceptions.

Section 2.05 Preservation and Protection of Security Interests. The Grantor shall:

(a) upon the acquisition after the date of this Agreement by the Grantor of any Equipment covered by a certificate of title or ownership, promptly (i) take such action with respect to that Collateral as is required to perfect the Lender’s security interest in that type of Collateral and (ii) take all such other actions, and authenticate or sign and file or record such other records or instruments, as are necessary or as the Lender may reasonably request in writing to create, perfect and establish the priority of the liens granted by this Agreement in any and all of the Collateral, to preserve the validity, perfection or priority of the liens granted by this Agreement in any and all of the Collateral or to enable the Lender to exercise its remedies, rights, powers and privileges under this Agreement; and

(b) whether with respect to Collateral as of the date of this Agreement or Collateral in which the Grantor acquires rights in the future, authorize, give, authenticate, execute, deliver, file or record any and all financing statements, notices, contracts, agreements or other records or instruments, obtain any and all governmental approvals, and take all such other actions, as are necessary or as the Lender may reasonably request to create, perfect and establish the priority of the liens granted by this Agreement in any and all of the Collateral, to preserve the validity, perfection or priority of the liens granted by this Agreement in any and all of the Collateral or to enable the Lender to exercise its remedies, rights, powers and privileges under this Agreement.

Section 2.06 Attorney-in-Fact.

(a) Subject to the Grantor’s rights under Section 2.07, the Grantor hereby constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact, effective as of the date of this Agreement and terminating upon the release of the Collateral pursuant to Section 2.09, with full power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, for the purpose of carrying out the provisions of this Agreement, upon the occurrence and during the continuance of an Event of Default to exercise its rights, remedies, powers and privileges under this Agreement; provided that the foregoing appointment shall not impose any obligation on the Lender to exercise its rights thereunder. This appointment as attorney-in-fact is coupled with an interest and irrevocable until the termination of this Agreement in accordance with Section 2.09. Pursuant to the foregoing, the Grantor hereby gives the Lender the power and right (but without any obligation), on behalf of the Grantor, without notice to or assent by the Grantor, upon the occurrence and during the continuance of an Event of Default (i) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral, (ii) to file any claims or take any action or proceeding that the Lender may deem necessary or advisable for the collection of all or any part of the Collateral, (iii) to execute, in connection with any sale or disposition of the Collateral under Article V, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral, (iv) to pay or discharge taxes and liens levied or placed on or threatened against the Collateral, effect any repair or pay or discharge any insurance called for by the terms of this Agreement or other Credit Document (including all or any part of the premiums therefor and the costs thereof), (v) execute, in connection with any sale provided for in Article V, any endorsement, assignment or other instrument of conveyance or transfer with respect to the Collateral, and (vi) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Lender or as the Lender shall direct, (B) ask or demand for, collect, and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any suit, action or proceeding brought against the Grantor with respect to any Collateral, (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Lender may deem appropriate, and (G) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and do, at the Lender’s option and the Grantor’s expense, at any time, or from time to time, all acts and things that the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

(b) Without limiting the rights and powers of the Lender under Section 2.06(a), the Grantor hereby appoints the Lender as its attorney-in-fact, effective the date of this Agreement, effective upon the occurrence and during the continuance of an Event of Default, and terminating upon the termination of this Agreement in accordance with Section 2.09, at the Lender’s option, but without any obligation to do so, for the purpose of performing, executing, and filing all such contracts, agreements and other documents as are contemplated by Section 2.05(b). This appointment as attorney-in-fact is coupled with an interest and is irrevocable until the termination of this Agreement in accordance with Section 2.09.

(c) The reasonable expenses of the Lender incurred in connection with actions undertaken as provided in this Section 2.06, shall be payable by the Grantor to the Lender within five (5) Business Days following written demand (together with interest thereon at a rate per annum equal to the default rate under the Equipment Loan Agreement, from the end of such five (5) Business Day period to the date reimbursed by the Grantor) and shall constitute Credit Obligations and be secured by the liens of the Credit Documents.

(d) The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 2.07 Use of Collateral. So long as no Event of Default has occurred and is continuing, the Grantor shall be entitled to possess the Collateral, subject to the rights, remedies, powers and privileges of the Lender under Articles II and V.

Section 2.08 Rights and Obligations.

(a) No reference in this Agreement to proceeds or to the sale or other disposition of Collateral shall authorize the Grantor to sell or otherwise dispose of any Collateral except to the extent permitted by the terms of each Credit Document. The Lender shall not be required to take steps necessary to preserve any rights against prior parties to any part of the Collateral.

(b) The Grantor shall remain liable to perform its duties and obligations under the contracts and agreements included in the Collateral in accordance with their respective terms to the same extent as if this Agreement had not been authorized, executed and delivered. The exercise by the Lender of any right, remedy, power or privilege in respect of this Agreement shall not release the Grantor from any of its duties and obligations under those contracts and agreements. Except as expressly set forth in the Credit Documents, the Lender shall not have any duty, obligation or liability under those contracts and agreements or with respect to any governmental approval included in the Collateral by reason of this Agreement, or any other Credit Document, nor shall the Lender be obligated to perform any of the duties or obligations of the Grantor under any such contract or agreement or any such governmental approval or to take any action to collect or enforce any claim (for payment) under any such contract or agreement or governmental approval.

(c) No lien granted by this Agreement in the Grantor’s right, title and interest in any contract, agreement or governmental approval shall be deemed to be a consent by the Lender to any such contract, agreement or governmental approval.

Section 2.09 Termination. Upon repayment in full of all Loans and other obligations allocated to such Project, the Collateral related to such Project shall be automatically released from the security interest granted hereby and shall thereupon cease to be Collateral (for the avoidance of doubt, any such release shall not affect the Collateral related to any other Project and Project Company) (such release, the “Project Release”); provided, that such Collateral shall continue to be effective or be reinstated, as the case may be, if at any time any applicable payment, or any part thereof, of any Credit Obligation in respect of such Project made prior to such termination is rescinded or must otherwise be restored or returned by the Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise with respect to the Grantor or any other Person or as a result of any settlement or compromise with any Person in respect of such payment, and the Grantor shall pay the Lender on demand all of its costs and expenses (including fees of counsel) incurred by the Lender in connection with such rescission or restoration. Upon such Project Release, all rights to the Collateral in respect of such Project Company shall automatically revert to the Grantor without further action by the Parties hereto, and the Lender shall, at the Grantor’s expense, forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect of such Collateral (in each case, solely relating to such Project Release), to or on the order of the Grantor, free and clear of all Lender liens. The Lender shall also authorize the filing of, or, if necessary, execute and deliver to the Grantor, at the Grantor’s expense, upon such termination such UCC termination statements and other documentation as shall be reasonably requested by the Grantor to effect the termination and release of the liens created under this Agreement, and Lender shall return all Instruments in respect of Collateral being released. The security interest created hereby shall also be automatically released without further action by the Parties hereto with respect to any portion of the Collateral that is sold, transferred or otherwise disposed of in compliance with the terms and conditions of the Credit Documents.

ARTICLE III
REPRESENTATIONS

As of the date of this Agreement, the Grantor represents and warrants to the Lender as follows:

Section 3.01 Organization; Power; Authorization; Validity.

(a) The Grantor represents and warrants that (i) it has been duly formed as, is validly existing as, and is in good standing as a limited liability company under the applicable state of formation and is in good standing as a foreign limited liability company in each jurisdiction in which its ownership or lease of property or the conduct of its business required such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, cause a Material Adverse Change, (ii) it has all requisite power and authority to execute, deliver and perform this Agreement and this Agreement has been duly and validly authorized, executed and delivered by it, and (iii) this Agreement constitutes the valid and binding agreement of Grantor, enforceable against it in accordance with its terms, except as such enforceability may be limited by (x) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and (y) the availability of equitable remedies.

(b) Annex 1 correctly sets forth the Grantor’s full and correct legal name, type of organization, jurisdiction of organization, organizational identification number (if applicable), chief executive office, place of business and mailing address as of the date of this Agreement.

(c) The Grantor has not (i) changed its location (as defined in Section 9-307 of the UCC), (ii) previously changed its name or (iii) previously become a “new debtor” (as defined in the UCC) with respect to a currently effective security agreement entered into by another Person.

Section 3.02 Title. Grantor has good and valid title to the Collateral and such title, rights and/or interest in such Collateral is clear of all liens (other than (i) Permitted Exceptions and (ii) liens in favor of Lender under the Security Documents).

ARTICLE IV
COVENANTS

Until the termination of this Agreement in accordance with Section 2.09, and as necessary for a reasonable amount of time thereafter, the Grantor agrees that, except with respect to any Collateral that is released pursuant to a Project Release:

Section 4.01 Further Assurances. From time to time upon the written request of the Lender, the Grantor shall execute and deliver such further documents and do such other acts and things as the Lender may reasonably request in order fully to effect the purposes of this Agreement.

Section 4.02 Defense of Collateral. Grantor shall defend its title to the Collateral held by it and the interest of Lender in such Collateral against the claims and demands of all other persons.

Section 4.03 Preservation of Value, Limitation of Liens. Grantor shall not take or expressly authorize any action in connection with the Collateral pledged by it that would impair in any material respect the value of the interests or rights of Grantor therein or that would impair the interests or rights of Lender therein or with respect thereto, except as expressly permitted by the Credit Documents; provided, however, that nothing in this Agreement shall prevent Grantor, prior to the exercise by Lender of any rights pursuant to the terms hereof, from undertaking the Grantor’s operations in the ordinary course of business not in violation of the Credit Documents. Grantor shall not create any liens on or with respect to all or any part of the Collateral held by it other than Permitted Exceptions, and Grantor shall, at its own cost and expense, promptly take such action as may be necessary to discharge any such liens that it created. The Grantor will use commercially reasonable efforts to exclude from each Equipment Supply Agreement to which it becomes a party after the date hereof provisions that would prevent the Grantor from creating a security interest in such agreement or any rights or property acquired thereunder as contemplated hereby.

Section 4.04 Other Financing Statements. Grantor shall not file or expressly authorize to be filed in any jurisdiction any (a) financing statements or financing statement amendments under the UCC or any like statement relating to the Collateral pledged by it in which Lender is not named as the sole secured party, other than except for (x) liens in favor of Lender under the Security Documents, and (y) Permitted Exceptions or (b) financing statement terminations under the UCC or any like statement relating to the Collateral pledged by it, except as permitted by Section 2.09.

Section 4.05 No Sale of Collateral. Except as expressly permitted by this Agreement or the other Credit Documents, Grantor shall not cause or expressly authorize the sale, assignment, conveyance, pledge or other transfer of all or any portion of the Collateral pledged by it.

Section 4.06 Maintenance of Records. Grantor shall, at all times, keep accurate and complete records of the Collateral pledged by it and shall permit representatives of Lender, upon reasonable prior notice, at any time during normal business hours of Grantor to inspect and make abstracts from Grantor’s books and records pertaining to such Collateral. At Lender’s request, Grantor shall promptly deliver copies of any and all such records to Lender.

Section 4.07 Name, Jurisdiction and Type. Grantor shall not change its name, its jurisdiction of organization or its type of organization without the consent of Lender. In the event of any of the foregoing changes, Grantor shall, at its expense, execute and deliver such instruments and documents as may be required to maintain a perfected security interest in the Collateral pledged by Grantor, or as may be reasonably requested by Lender.

Section 4.08 No Interference. Grantor agrees that it will not interfere with any right, power and remedy of Lender provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Lender of any one or more of such rights, powers or remedies.

Section 4.09 Collateral Access Agreement. Grantor agrees that it will not store the Collateral in any location except, or otherwise move any item of the Collateral from the location that is subject of the applicable collateral access agreement delivered to the Lender in accordance with Section 7.16 of the Equipment Loan Agreement.

ARTICLE V
REMEDIES

Section 5.01 Remedies During Event of Default. After the occurrence and during the continuance of an Event of Default:

(a) The Lender in its discretion may require the Grantor to, and the Grantor shall, assemble the Collateral in its possession at such place or places, reasonably convenient to both the Lender and the Grantor, designated in the Lender’s request;

(b) The Lender in its discretion may make any reasonable compromise or settlement it deems desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of all or any part of the Collateral;

(c) The Lender in its discretion may, in its name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so;

(d) The Lender in its discretion may, upon five (5) Business Days’ prior written notice to the Grantor of the time and place, with respect to all or any part of the Collateral which shall then be or shall thereafter come into the possession, custody or control of the Lender or any of its agents, sell, lease or otherwise dispose of all or any part of such Collateral, at such place or places as the Lender deems best, for cash, for credit or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and the Lender or any other Person may be the purchaser, lessee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Grantor, any such demand, notice and right or equity being hereby expressly waived and released. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned;

(e) The Lender shall have, and in its discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Lender were the sole and absolute owner of the Collateral (and the Grantor agrees to take all such action as may be appropriate to give effect to such right);

(f) The Lender in its discretion may, to the full extent provided by law, have a court having jurisdiction appoint a receiver, which receiver shall take charge and possession of and protect, preserve, replace and repair the Collateral or any part thereof, and manage and operate the same, and receive and collect all rents, income, receipts, royalties, revenues, issues and profits therefrom. The Grantor irrevocably consents and shall be deemed to have hereby irrevocably consented to the appointment thereof, and following written notice to the Grantor of such appointment, the Grantor shall promptly deliver possession of such Collateral to the receiver. The Grantor also irrevocably consents to the entry of an order authorizing such receiver to invest upon interest any funds held or received by the receiver in connection with such receivership. The Lender shall be entitled to such appointment as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy of the security of the Collateral; and

(g) The Lender in its discretion may enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent the Lender from pursuing any other or further remedy which it may have hereunder or by law, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release the Grantor until full and final payment of any deficiency has been made in cash. The Lender may apply any proceeds of Collateral to, the costs and expenses (including attorneys’ fees, transfer taxes and any other charges) incurred by the Lender in connection with any sale, disposition, repair, replacement, alteration, addition, improvement or retention of any Collateral hereunder provided that the scope of Grantor’s liability hereunder shall be subject to all the limitations on liability set forth in the Equipment Loan Agreement.

Notwithstanding anything herein to the contrary, the Lender shall only exercise remedies against any of the Collateral in accordance with Section 8.2 of the Equipment Loan Agreement.

Section 5.02 Reserved.

Section 5.03 Private Sale.

(a) The Lender shall incur no liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to Section 5.01 conducted in a commercially reasonable manner. The Grantor hereby waives any claims against the Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Credit Obligations, even if the Lender accepts the first offer received and does not offer the Collateral to more than one offeree. The Lender shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

(b) The Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Lender may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to distribution or resale. The Grantor acknowledges that any such private sales may be at prices and on terms less favorable to the Lender than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Lender shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer of such Collateral to register it for public sale.

Section 5.04 Application of Proceeds. Except as otherwise expressly provided in this Agreement, the Proceeds of or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under Section 5.01, shall be applied by the Lender:

First, to the payment of documented fees, out-of-pocket costs and expenses of such exercise of remedies, including documented fees, out-of-pocket costs and expenses of the Lender, and documented fees and out-of-pocket expenses of its agents and fees and expenses of its counsel and all other documented, out-of-pocket expenses incurred and advances made by the Lender in that connection and all other obligations due and owing to the Lender;

Next, to the payment in full of the remaining Credit Obligations equally ratably in accordance with their respective amounts then due and owing; and

Finally, subject to the rights of any other holder of any lien in the relevant Collateral, to the payment to Grantor, or its respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Section 5.05 Marshalling, etc.. The Lender shall not be required to make any demand upon, or pursue or exhaust any of its rights or remedies against, the Grantor or any other guarantor, pledgor or any other Person with respect to the payment of the Credit Obligations or to pursue or exhaust any of their rights or remedies with respect to any collateral therefor or any direct or indirect guarantee thereof. The Lender shall not be required to marshal the Collateral or any guarantee of the Credit Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Credit Document shall be cumulative. To the extent it may lawfully do so, the Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Lender, any valuation, stay, appraisement, extension, redemption or similar laws now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Without limiting the generality of the foregoing, the Grantor (a) agrees that it will not invoke or utilize any law which might prevent, cause a delay in or otherwise impede the enforcement of the rights of the Lender in the Collateral, (b) waives its rights under all such laws, and (c) agrees that it will not invoke or raise as a defense to any enforcement by the Lender of any rights and remedies relating to the Collateral or the Credit Obligations any legal or contractual requirement with which the Lender may have in good faith failed to comply. In addition, the Grantor waives any right to prior notice (except to the extent expressly required by this Agreement) or judicial hearing in connection with foreclosure on or disposition of any Collateral, including any such right which the Grantor would otherwise have under the Constitution of the United States of America, any state or territory thereof or any other jurisdiction.

ARTICLE VI
MISCELLANEOUS PROVISIONS

Section 6.01 Communication.

All notices and other communications provided for in this Agreement shall be sent, if practicable, by confirmed telecopy, as a “.PDF” attachment to an electronic mail and, otherwise, by overnight courier service prepaid to a Person at its address specified below and shall be deemed effective when received. A communication shall be addressed, until such time as a Person shall have notified the other parties hereto of a change of address:

if to the Grantor, at:

SDI SL Borrowing - 1, LLC

325 Washington Ave. Extension

Albany, NY 12205

518-218-2550

Attn: CFO

Email: DVnotice@soluna.io

if to the Lender, at:

Soluna2 SLC Fund II Project Holdco LLC

c/o Spring Lane Capital

100 Cambridge Street, Suite 1802

Boston, MA 02114

with copies (which shall not constitute notice) to:

Mark Barnett

Foley Hoag LLP

155 Seaport Boulevard

Boston, MA 02210

Section 6.02 Amendments. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Lender and the Grantor, such consent shall be effective only in the specific instance and for the specific purpose for which given. The Lender shall not be obligated to enter into any amendment that affects its rights, duties or obligations under this Agreement.

Section 6.03 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that (a) the Grantor may not assign or transfer any of its respective rights or interest in or under this Agreement or delegate any of its obligations under this Agreement without the prior written consent of the Lender and (b) the Lender shall transfer or assign its rights under this Agreement in connection with a resignation or removal of such Person from its respective capacity in accordance with the terms of this Agreement and the Equipment Loan Agreement.

Section 6.04 Survival. All agreements, statements, representations and warranties made by the Grantor herein or in any certificate or other instrument delivered by the Grantor or on its behalf under this Agreement shall be considered to have been relied upon by the Lender and shall survive the execution and delivery of this Agreement and the other Credit Documents regardless of any investigation made by or on behalf of the Lender.

Section 6.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to any right, remedy, power or privilege hereunder shall operate as a waiver of such right, remedy, power or privilege nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have.

Section 6.06 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same instrument. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or as any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and electronic signatures or the keeping of records in electronic form shall be valid and effective for all purposes to the fullest extent permitted by applicable law.

Section 6.07 Captions. The headings of the several articles and sections and sub sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 6.08 Severability. In case any one or more provisions contained in this Agreement or obligation under this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or obligations contained herein, and any other application thereof, shall not in any way be affected or impaired thereby.

Section 6.09 Governing Law; Waiver of Jury Trial; Jurisdiction and Process.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS THEREOF OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE GRANTOR AND THE LENDER WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY CREDIT OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE LENDER OR THE GRANTOR IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE.

(c) THE GRANTOR AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH, OR ANY LEGAL ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT OBTAINED AGAINST THE GRANTOR, FOR BREACH HEREOF OR THEREOF, OR AGAINST ANY OF ITS PROPERTIES, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, EACH IN THE BOROUGH OF MANHATTAN, BY THE LENDER, AND THE GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH LEGAL ACTION OR PROCEEDING. THE GRANTOR HEREBY AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SPECIFIED IN SECTION 6.01 OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE RECEIVED NOTICE PURSUANT TO SECTION 6.01. IN ADDITION, THE GRANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, EACH IN THE BOROUGH OF MANHATTAN, AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(d) NO CLAIM MAY BE MADE BY THE GRANTOR OR ANY OTHER PERSON AGAINST THE LENDER OR ANY OF ITS SUCCESSORS IN INTEREST OR ITS AFFILIATES, OR DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATING TO, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS, AND THE GRANTOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

Section 6.10 Entire Agreement. This Agreement, together with any other agreement executed in connection with this Agreement, is intended by the parties as a final expression of their agreement as to the matters covered by this Agreement and is intended as a complete and exclusive statement of the terms and conditions of such agreement.

Section 6.11 Independent Obligations. The Grantor’s obligations under this Agreement are independent of those of any other Person. The Lender may bring a separate action against the Grantor without first proceeding against any other Person or any other security held by the Lender and without pursuing any other remedy.

Section 6.12 Expenses. The Grantor agrees to pay or to reimburse the Lender for all documented out-of-pocket costs and expenses (including attorney’s fees and expenses) that may be incurred by the Lender in any effort to enforce any of the provisions of Article V, or any of the obligations of the Grantor in respect of the Collateral or in connection with (a) the preservation of the liens on, or the rights of the Lender to the Collateral pursuant to this Agreement or the other Credit Documents or (b) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses (and attorney’s fees and expenses) incurred in any bankruptcy, reorganization, workout or other similar proceeding. The Lender shall provide reasonable support for any costs, expenses, and/or charges at the Grantor’s reasonable request.

Section 6.13 Duty of the Lender. The Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for reasonable care and preservation of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof. Notwithstanding any other provision contained in this Agreement, the Lender shall be afforded all of the rights, powers, protections, immunities and indemnities of the Lender set forth in the Equipment Loan Agreement, as if such rights, powers, immunities and indemnities were specifically set forth herein. The rights, privileges, protections and benefits given to the Lender, including its right to be indemnified, are extended to, and shall be enforceable by, the Lender in its capacity hereunder, and to each agent, custodian and other Person employed by the Lender in accordance herewith to act hereunder.

Section 6.14 Agreement for Security Purposes. This Agreement is for security purposes and is provided pursuant to the Equipment Loan Agreement. Accordingly, the Lender shall not, pursuant to this Agreement, exercise its rights and remedies hereunder with respect to the Collateral unless, at the time such enforcement is sought an Event of Default has occurred and is continuing under the Equipment Loan Agreement, and until such time, subject to the terms of the Equipment Loan Agreement and the other Credit Documents, the Grantor reserves the right to, and shall be entitled to use and possess, the Collateral and to exercise all of the Grantor’s right, title and interest in, to and under the Collateral.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the date first written above.

GRANTOR:

SDI SL BORROWING - 1, LLC, a Nevada limited liability company

By:
Name:
Title:

[Signature Page to Soluna (SLC) Security Agreement]

LENDER:

SOLUNA2 SLC FUND II PROJECT HOLDCO LLC, as Lender

By:
Name:
Title:

[Signature Page to Soluna (SLC) Security Agreement]

Annex 1

Organization and Chief Executive Office of the Grantor

Grantor’s Legal Name, Type and Jurisdiction of Organization, and Organizational Identification Number:

Full and Correct Legal Name	SDI SL Borrowing - 1, LLC

Type of Organization	Limited Liability Company

Jurisdiction of Organization	Nevada

Organizational ID Number	E39830372024-8

Mailing Address	325 Washington Ave. Extension
Albany, NY 12205

Place of Business	Same as above

Location of Chief Executive Office	Same as above

Change of name	None

-18-